Exhibit 99.1

VirnetX Announces Move to Nasdaq

ZEPHYR COVE, NV – September 11, 2025 – VirnetX Holding Corporation (NYSE: VHC) today announced that it will voluntarily transfer its stock exchange listing to The Nasdaq Stock Market LLC (“Nasdaq”) from the New York Stock Exchange, effective on or about September 22, 2025 after market close. The Company expects to begin trading as a Nasdaq-listed company on or about September 23, 2025, and will continue to trade under its current ticker symbol “VHC”.

 “We’re excited to join Nasdaq and be listed among the most innovative and valuable tech companies in the world,” said Kendall Larsen, VirnetX CEO and President.

About VirnetX

VirnetX Holding Corporation is an internet security software and technology company specializing in patented Zero Trust Network Access (ZTNA) for secure communications. The company's solutions, including its Secure Domain Name Registry, flagship platform VirnetX One™ and products like War Room™ and VirnetX Matrix™, are designed to be device and location-independent. They enable secure, real-time communication environments for U.S. defense, intelligence, and government agencies, as well as enterprise applications and critical infrastructure. The company also offers Digital Engineering services that align with defense strategies, including comprehensive Cyber Threat Assessment services and Model-Based Systems Engineering processes. For more information, please visit www.virnetx.com.

Special Note Regarding Forward-Looking Statements

This press release should be read in conjunction with our filings with the Securities and Exchange Commission.  Statements herein may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These forward-looking statements are based upon our current expectations, estimates, assumptions, and beliefs concerning future events and conditions and may discuss, among other things, expectations regarding the transfer of our stock exchange listing from NYSE to Nasdaq. Any statement that is not historical in nature is a forward- looking statement and may be identified by the use of words and phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result in,” and similar expressions. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties, and other factors, many of which are outside our control, and could cause actual results to differ materially from such statements and from our historical results and experience. These risks, uncertainties and other factors include, but are not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K, filed on March 17, 2025. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results and that the risks described herein should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Contact:
Investor Relations
VirnetX Holding Corporation
415.505.0456
ir@virnetx.com